Exhibit 99.1

PRESS RELEASE

DICK'S Sporting Goods Announces Better Than Expected Fourth Quarter Same Store Sales; Increases Fourth Quarter and Full Year 2013 Earnings Guidance

•	Fourth quarter 2013 shifted consolidated same store sales increased approximately 7%, compared to guidance of a 3 to 4% increase

•	Fourth quarter 2013 consolidated earnings per diluted share now expected to be approximately $1.10 to 1.11 compared to previous guidance of $1.04 to 1.07

•	Full year 2014 consolidated earnings per diluted share expected to be approximately $3.03 to 3.08

PITTSBURGH, Pa., February 10, 2014 – DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today announced that fourth quarter 2013 consolidated same store sales exceeded expectations. As a result, the Company increased its fourth quarter and full year 2013 expectations. The Company also provided preliminary earnings guidance for fiscal 2014.

Fourth Quarter 2013 Results

The Company now expects consolidated earnings per diluted share of approximately $1.10 to 1.11 for the fourth quarter of 2013, compared to guidance of $1.04 to 1.07 provided on November 19, 2013. For the fourth quarter of 2012, consolidated earnings per diluted share were $1.03. The 14th week in the fourth quarter of fiscal 2012 contributed approximately $0.03 to earnings per diluted share.

Consolidated same store sales, adjusted for the shifted calendar, due to the 53rd week in fiscal 2012, increased approximately 7%, or approximately 6% on an unshifted basis, in the fourth quarter of 2013. The same store sales results compare to guidance provided on November 19, 2013 for a 3 to 4% increase, or a 2 to 3% increase on an unshifted basis. Consolidated same store sales increased 1.2% in the fourth quarter of 2012.

The improved outlook is due to better than anticipated fourth quarter same store sales and merchandise margin, partially offset by higher incentive compensation. The fourth quarter earnings guidance includes approximately $0.01 per diluted share benefit attributable to share repurchases in the fourth quarter of 2013 totaling $150 million.

"Even with the cautious consumer environment and a shorter and promotional holiday season, we generated sales well above our original expectations, maintained merchandise margin levels consistent with last year and leveraged SG&A," said Edward W. Stack, Chairman and Chief Executive Officer. "We enter 2014 with a robust and growing omni-channel network and exciting merchandising opportunities, which we believe will translate into double-digit earnings growth."

Full Year 2013 Results

The Company now expects consolidated non-GAAP earnings per diluted share of approximately $2.68 to 2.69 for the fiscal year ended February 1, 2014, compared to guidance of $2.62 to 2.65 provided on November 19, 2013. For the 53 weeks ended February 2, 2013, the Company reported consolidated non-GAAP earnings per diluted share of $2.53, excluding an impairment charge. The 53rd week in fiscal 2012 contributed approximately $0.03 to earnings per diluted share.

Consolidated same store sales on a 52-week to 52-week comparative basis increased approximately 1.9%, compared to guidance of approximately flat to an increase of 1% provided on November 19, 2013, and to a 4.3% increase in fiscal 2012.

Current 2014 Outlook

The Company's current outlook for 2014 is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

Based on an estimated 124 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $3.03 to 3.08 for fiscal 2014.

In accordance with standard practice, greater detail on the Company’s fourth quarter and full year 2013 results along with 2014 expectations will be provided in the fourth quarter 2013 earnings announcement expected in March 2014.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as "believe", "anticipate", "expect", "estimate", "predict", "intend", "plan", "project", "goal", "will", "will be", "will continue", "will result", "could", "may", "might" or other words with similar meanings. Forward-looking statements include statements regarding, among other things, our expectations for future performance and double-digit earnings growth, momentum in eCommerce, growth in merchandising and use of store space.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2013 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: ongoing economic and financial uncertainties may cause a decline in consumer spending; changes in the general economic and business conditions and in the specialty retail or sporting goods industry in particular; competition in the sporting goods industry; changes in consumer demand; limitations on the availability of attractive store locations; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings; access to adequate capital; changing laws and regulations affecting our business including the regulation of firearms and ammunition; factors affecting our vendors; litigation risks; foreign trade issues and currency exchange rate fluctuations; the loss of our key executives, especially Edward W. Stack, our Chairman and Chief Executive Officer; protection of our intellectual property; disruptions with our eCommerce services provider or of our information systems; disruption at our distribution facilities; developments with sports leagues, professional athletes or sports superstars; weather and seasonality of our business; regional risks; risks associated with strategic investments or acquisitions; labor needs; risks associated with being a controlled company; our anti-takeover provisions; our current intention to issue quarterly cash dividends; and our share repurchase activity, if any.

Known and unknown risks and uncertainties are more fully described in the Company's Annual Report on Form 10-K for the year ended February 2, 2013 as filed with the Securities and Exchange Commission ("SEC") on March 22, 2013 and in other reports filed with the SEC. In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict or assess the impact of all such risk factors. Forward-looking statements included in this release are made as of the date of this release. We do not assume any obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the securities laws.

About DICK'S Sporting Goods, Inc.

DICK'S Sporting Goods, Inc. is an authentic full-line sports and fitness specialty omni-channel retailer offering a broad assortment of high quality, competitively-priced brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer.

As of February 1, 2014, the Company operated 558 DICK'S Sporting Goods stores in 46 states, 79 Golf Galaxy stores in 30 states and eCommerce websites and catalog operations for DICK'S Sporting Goods and Golf Galaxy. DICK'S Sporting Goods, Inc. news releases are available at http://www.DicksSportingGoods.com/Investors. The Company's website is not part of this release.

Contacts:

Anne-Marie Megela, Vice President – Treasury Services and Investor Relations, or
Scott W. McKinney, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
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Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company provides information regarding net income and earnings per diluted share adjusted for certain non-recurring, infrequent or unusual items. These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company's management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company's website at http://www.DicksSportingGoods.com/Investors.

Non-GAAP Net Income and Earnings per Share Reconciliation
(in thousands, except per share data):

	Fiscal 2012
	53 Weeks Ended February 2, 2013

	As Reported	Impairment of Investments	Non-GAAP Total
Net sales	$5,836,119	$—	$5,836,119
Cost of goods sold, including occupancy and distribution costs	3,998,956	—	3,998,956

GROSS PROFIT	1,837,163	—	1,837,163

Selling, general and administrative expenses	1,297,413	—	1,297,413
Pre-opening expenses	16,076	—	16,076

INCOME FROM OPERATIONS	523,674	—	523,674

Impairment of available-for-sale investments	32,370	(32,370)	—
Interest expense	6,034	—	6,034
Other income	(4,555)	—	(4,555)

INCOME BEFORE INCOME TAXES	489,825	32,370	522,195

Provision for income taxes	199,116	4,734	203,850

NET INCOME	$290,709	$27,636	$318,345

EARNINGS PER COMMON SHARE:
Basic	$2.39		$2.62
Diluted	$2.31		$2.53

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	121,629		121,629
Diluted	125,995		125,995

During the second quarter of 2012, the Company fully impaired its investment in JJB Sports and recorded a pre-tax charge of $32.4 million. The Company recorded a deferred tax asset valuation allowance of approximately $7.9 million for a portion of the $32.4 million net capital loss carryforward that it did not expect to realize as a result of the impairment of its investment in JJB Sports. During the first quarter of 2013, the Company determined that it would recover $4.3 million of its investment in JJB Sports, which it had previously fully impaired.